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                                                                    EXHIBIT 11.1

                               ILEX ONCOLOGY, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                     (In Thousands, Except Per Share Amount)


                                                                         Three Months Ended           Six Months Ended
                                                                              June 30,                    June 30,
                                                                       ----------------------      ----------------------
                                                                         1997          1998          1997          1998
                                                                       --------      --------      --------      --------
                 COMPUTATION OF BASIC LOSS PER SHARE
Net Loss                                                               $ (1,325)     $ (4,458)     $ (1,793)     $(11,404)
Weighted average number of shares of Common Stock and
      Common Stock equivalents outstanding:
         Weighted average number of shares of Common Stock
                  outstanding                                            11,880        12,306        11,077        12,293
         Weighted average number of Common Stock equivalents
                  applicable to stock options and warrants (1)
                                                                            679             0           644             0
                                                                       --------      --------      --------      --------
Common Stock and Common Stock equivalents                                12,559        12,306        11,721        12,293
                                                                       ========      ========      ========      ========
Basic net loss per share                                               $   (.11)     $   (.36)     $  (0.15)     $  (0.93)
                                                                       ========      ========      ========      ========

                COMPUTATION OF DILUTED LOSS PER SHARE
Net Loss                                                               $ (1,325)     $ (4,458)     $ (1,793)     $(11,404)
Weighted average number of shares of Common Stock and
      Common Stock equivalents outstanding:
         Weighted average number of shares of Common Stock
                  outstanding                                            11,880        12,306        11,077        12,293
         Weighted average number of Common Stock equivalents
                  applicable to stock options and warrants (1)
                                                                            718           411           667           361
                                                                       --------      --------      --------      --------
Common Stock and Common Stock equivalents                                12,598        12,717        11,744        12,654
                                                                       ========      ========      ========      ========
Diluted net loss per share (2)                                         $   (.11)     $   (.35)     $  (0.15)     $  (0.90)
                                                                       ========      ========      ========      ========


(1) For the six-month and three-month periods ended June 30, 1997, convertible stock, stock options and stock warrants issued within one year prior to an initial public offering with a conversion price or exercise price below the estimated initial public offering price have been included as outstanding for all periods specified by SAB No. 83 (Topic 4-D).

(2) This calculation is submitted in accordance with Item 601(b)11 of regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.